EXHIBIT 10.33

EXECUTION COPY

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to the Amended and Restated Employment Agreement effective as of January 1, 2008 among David A. Brandon (the “Executive”) and Domino’s Pizza, Inc. (the “Company”), Domino’s, Inc. (“DI”) and Domino’s Pizza LLC (“DPLLC” and together with DI, the “Principal Subsidiaries”) (the “Agreement”) is executed among the Company, the Principal Subsidiaries and the Executive, dated as of February 25, 2010, effective as of March 8, 2010 (the “First Amendment”).

Recitals

WHEREAS, effective as of March 8, 2010, the Executive has accepted the position of Director of Intercollegiate Athletics at the University of Michigan and will continue as the Chairman of the Board of Directors of the Company (the “Board”) but will step down as Chief Executive Officer of the Company and as a director and officer of the Principal Subsidiaries; and

WHEREAS, concurrent with the execution of this Amendment, the Company and Principal Subsidiaries are entering into an employment agreement with the President and new Chief Executive Officer of the Company (the “President and Chief Executive Officer”), effective as of March 8, 2010; and

WHEREAS, the Company has asked the Executive to continue employment with the Company through January 10, 2011, in the position of Special Advisor to the President and Chief Executive Officer; and

WHEREAS, the Executive has agreed to continue employment with the Company through January 10, 2011 in the position of Special Advisor to the President and Chief Executive Officer, the terms of which employment have been mutually agreed upon between the Executive and the Company, as set forth below in the form of the First Amendment to the Agreement.

Amendment

1.        The defined terms set forth in the Agreement and Recitals above are incorporated by reference in the First Amendment.

2.        Section 1 of the Agreement (“Employment”) is amended and restated to read as follows:

1.        Employment. Subject to the terms and conditions set forth in the Agreement and this First Amendment, the Company hereby offers and the Executive hereby accepts employment in the position of Special Advisor to the President and Chief Executive Officer of the Company and shall no longer serve in the position of Chief Executive Officer of the Company, both effective as of March 8, 2010 (the “Effective Date”).

3.        Section 2 of the Agreement (“Term”) is amended by the addition of a new final sentence to read as follows:

Provided, however, that where identified, certain provisions of the Agreement and this First Amendment shall continue in full force and effect after the term of the Agreement has ended.

4.        Section 3 of the Agreement (“Capacity and Performance”) is amended and restated to read as follows:

Capacity and Performance

3.1        Offices. During the term hereof, the Executive shall serve the Company in the position of Special Advisor to the President and Chief Executive Officer of the Company. In such capacity, the Executive shall assist the President and Chief Executive Officer in the transition of duties, including financial reporting, financial structure and other identified initiatives.

3.2        Performance. During the term hereof, the Executive shall perform and discharge, faithfully and diligently and to the best of his ability, his duties and responsibilities hereunder.

5.        Section 4 of the Agreement (“Compensation and Benefits”) is amended and restated to read as follows:

4.        Compensation and Benefits. As compensation for all services performed by the Executive under this Agreement and subject to the performance of the Executive’s duties and obligations to the Company and its Affiliates, pursuant to this Agreement or otherwise:

4.1        Base Salary. Between March 8, 2010 and March 31, 2010, the Company shall pay the Executive the same base salary in the same manner as the Executive was receiving his base salary on March 7, 2010 (the “Base Salary”). Commencing on and after April 1, 2010, the Company shall pay the Executive an adjusted base salary of $25,000 per month, payable in accordance with the payroll practices of the Company for its executives (the “Adjusted Base Salary”).

4.2        Bonus Compensation. The Executive shall continue to participate in the Company’s Senior Executive Annual Incentive Plan, as it may be amended from time to time, pursuant to the terms thereof (the “Plan”) and shall continue to be eligible for a bonus award thereunder (the “Bonus”). For purposes of the Plan, (i) the Executive shall continue to be eligible for a Bonus (as defined in the

Plan), and the Executive’s Specified Percentage (as defined in the Plan) shall be 200% of his Base Salary as in effect on March 31, 2010, pro-rated for service through March 31, 2010 but based on the performance of the Company through the end of the 2010 fiscal year. Any Bonus payable to the Executive shall be prorated for the period of service ending March 31, 2010, and such proration shall be calculated by multiplying (x) the amount of the Bonus otherwise payable for the applicable fiscal year in accordance with this Sub-Section 4.2 by (y) a fraction, the denominator of which shall be 365, and the numerator of which shall be the number of days of the fiscal year through March 31, 2010. Provided, however, that any Bonus payable to the Executive shall be paid at the same time as bonuses are paid to other Executives under the Plan as provided in the Plan document.

6.        Sub-Sections 4.5.1 and 4.5.2 (“Other Benefits”) and 4.6 (“Business Expenses”) are amended to delete all references to benefit plans of Principal Subsidiaries.

7.        Sub-Section 4.5.2 of the Agreement (“Other Benefits”) is amended by the addition of two new sentences at the end of Sub-Section 4.5.2 to read as follows:

Notwithstanding the foregoing; if the Executive and his spouse elect to be covered under the University of Michigan’s healthcare plan while the Executive is employed by the University of Michigan, such healthcare benefits that he and his spouse receive from the University of Michigan shall constitute their primary healthcare coverage and the post-employment Health Benefit provided and paid for by the Company under this Sub-Section 4.5.2 shall be deemed to constitute secondary coverage. The Health Benefit coverage provided hereunder shall be deemed to constitute primary coverage if the Executive and his spouse elect not to be covered under the University of Michigan’s healthcare plan or when the Executive and his spouse no longer are covered under the University of Michigan’s healthcare plan.

8.        Sub-Section 4.7.3 of the Agreement (“Miscellaneous”) is amended by the addition of two new sentences at the end of Sub-Section 4.7.3 to read as follows:

Notwithstanding the foregoing, the Company shall continue to furnish the Executive (and his spouse when accompanying him) with transportation that provides them with security to address business related concerns, and Yearly Aircraft Hours through the first to occur of the end of fiscal year 2011, or the date on which the Executive ceases to serve on the Board.

9.        A new Sub-Section 4.7.5 is added to the Agreement to read as follows:

4.7.5.    During the term of the Agreement and as long as the Executive serves on the Board, the Company shall continue to provide the Executive with (including full technical support) a cellular phone and personal digital assistant (currently an Apple i-phone), laptop computer, desk top computer and computer printer/fax machine at the Executive’s home, ownership of which shall be transferred from the Company to the Executive when he ceases to serve on the Board.

10.        Sub-Section 5.5 of the Agreement (“By the Executive for Good Reason”) is amended and restated to read as follows:

5.5        By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute “Good Reason” for termination by the Executive: (i) failure of the Company to continue the Executive in the position of Special Advisor to the President and Chief Executive Officer; (ii) material diminution in the nature and scope of the Executive’s responsibilities, duties or authority, including without limitation the failure to continue the Executive as a member of the Board; provided, however, that the failure to so continue the Executive on the Board shall not constitute Good Reason if such failure occurs in connection with the sale of other disposition of the Company; and provided further, that any diminution of the business of the Company or any of its Affiliates shall not constitute Good Reason; (iii) material failure of the Company to provide the Executive with the Base Salary and benefits (including the Company-sponsored fringe benefits) in accordance with the terms of Section 4 hereof; or (iv) relocation of the Executive’s office to an area outside a fifty (50) mile radius of the Company’s current headquarters in Ann Arbor, Michigan. In the event of termination in accordance with this Sub-Section 5.5, the Company shall pay the Executive the amounts specified in Sub-Section 5.4.

11.        The last sentence in Sub-Section 6.4 (“Survival of Certain Provisions”) is amended and restated to read as follows:

The Executive recognizes that, except as expressly provided in Sub-Sections 4.5.2., 4.7.3, 4.7.5, 5.2, 5.4 and 5.5, no compensation is earned after termination of employment.

12.        A new last sentence shall be added to Sub-Section 7.2 to read as follows:

Notwithstanding the foregoing, the Executive shall not be required to surrender the Documents to the Company as long as the Executive continues to serve on the Board; provided, however, that the Documents shall be surrendered at the later to occur of the time the Executive terminates employment with the Company or ceases to serve on the Board.

13.        Sub-Section 13.5 is amended and restated to read as follows:

13.5 Entire Agreement. This Agreement and the First Amendment constitute the entire agreement between the parties and supersede all prior communications, agreements ad understandings, written or oral, with the Company, its Affiliates or any of their predecessors, with respect to the terms and conditions of the Executive’s employment.

14.        Any provisions in the Agreement not revised herein remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and the Principal Subsidiaries by their respective duly authorized representatives and by the Executive, as of the date first above written.

THE COMPANY:	DOMINO’S PIZZA, INC.

	By:	/s/ Robert M. Rosenberg
	Name:	Robert M. Rosenberg
	Title:	Director

PRINCIPAL SUBSIDIARIES:	DOMINO’S, INC.

	By:	/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Executive Vice President and Chief Financial Officer

DOMINO’S PIZZA LLC

	By:	/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Executive Vice President and Chief Financial Officer

THE EXECUTIVE:	/s/ David A. Brandon
	Name:	David A. Brandon